POWER OF ATTORNEY
Cristina Lucia Duarte Pinho

With respect to holdings of and transactions in securities issued by Northern Technologies International Corporation
(the Company), the undersigned hereby constitutes and appoints the individuals listed on Schedule A attached hereto and as may be amended from time to time, or any of them signing singly, with full power of substitution and resubstitution, to act as the undersigned's true and lawful attorney-in-fact to:

1.	prepare, execute, and submit to the United
States Securities and Exchange Commission (SEC) a Form
ID, Uniform Application For Access Codes To File On Edgar, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required or considered by the attorney-in-fact to be advisable under Section 13 or
Section 16 of the United States Securities Exchange Act of 1934, as amended, or any rule or regulation of the SEC;

2.	prepare, execute for and on behalf of the
undersigned, Forms 3, 4, and 5 in accordance with Section
16 of the United States Securities Exchange Act of 1934, as amended, and any Form 144 in accordance with Rule 144 under the United States Securities Act of 1933, as amended, and the rules and regulations thereunder;

3.	do and perform any and all acts for and on behalf
of the undersigned which may be necessary or desirable to complete and execute any such Form ID, Form 3, 4, or 5 or Form 144 or complete and execute any amendment or amendments thereto, and timely file such forms with the SEC and any stock exchange or similar authority; and

4.	take any other action of any type whatsoever
in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in the discretion of such attorney-in-fact.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned hereby acknowledges that the attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, or Rule 144 of the Securities Act of 1933, as amended, and any similar law, rule or regulation.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 and Forms 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.


IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of December
2023.

/s/ Cristina Lucia Duarte Pinho
Cristina Lucia Duarte Pinho

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Shedule A

Individuals Appointed as Attorney-in-Fact with Full Power of Substitution and Resubstitution

1.  G. Patrick Lynch, President and Chief Executive Officer

2.  Matthew C. Wolsfeld, Chief Financial Officer and
Secretary

3.  Amy E. Culbert, Partner, Fox Rothschild, LLP

4.  Emily Humbert, Associate, Fox Rothschild LLP